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                                                                    EXHIBIT 23.2

              [Letterhead of Casualty Actuarial Consultants, Inc.]

March 10, 2005

Mr. Ken Mitchell
Chief Financial Officer
Symbion Healthcare
40 Burton Hills Boulevard
Suite 500
Nashville, TN 37215

RE: CONSENT

Dear Mr. Mitchell:

We consent to the reference to our firm and our actuarial report dated September 24, 2004 in Symbion's filing of Form 10-K as of December 31, 2004.

If you have any questions, or need anything further from us at this time, please call or write.

Sincerely,

/s/  Cecilia M. LePere

Cecilia M. LePere, ACAS, MAAA
Senior Vice President

cc: Ed Costner - CACI